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                                                             EXHIBIT 23.1 (iii)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PETsMART, Inc. on Form S-8 of our report dated March 17, 1995 (June 21, 1995 as to Note 11)(which expresses an unqualified opinion and includes an explanatory paragraph regarding a certain complaint) relating to the consolidated financial statements of Petstuff, Inc. and subsidiaries for the year ended January 29, 1995 appearing in the Annual Report on Form 10-K of PETsMART, Inc. for the fiscal year ended February 2, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Atlanta, Georgia
June 11, 1997